                                                                  EXHIBIT 3(iii)

                          BYLAW AMENDMENTS ADOPTED BY

                    THE BOARD OF DIRECTORS OF WORLDCOM, INC.

                                ON MAY 23, 1996

         RESOLVED, that the following phrase be deleted at the end of the first sentence of Article III, Section 2 of the Bylaws of the Company:

         "provided, however, that if the holders of Series 1 Preferred Stock shall be entitled, voting as a separate class, to elect one or more directors in accordance with the voting provisions set forth in Exhibit A of the Articles of Incorporation, no increase in the number of directors shall be effected by the Board of Directors except (i) as permitted in said Exhibit A, or (ii) with the consent or approval of the holders of not less than a majority of the then outstanding shares of Series 1 Preferred Stock."

         RESOLVED, that the fifth sentence of Article V, Section 1 of the Bylaws of the Company be deleted in its entirety and that the following sentence be inserted in its place:

         "The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares, the designation of the series, if any, the certificate represents, and date of issue, shall be entered on the stock transfer books of the corporation."

         RESOLVED, that a new provision be added as Article V, Section 2 of the Bylaws, to read as follows:

         "Section 2. Shares without Certificates. Shares of common stock of the corporation need not be represented by certificates. The Board of Directors of the corporation may authorize the issuance of some or all of the shares of any or all of the corporation's other classes or series of stock without certificates. Any such authorization shall not affect shares already represented by certificates until such certificated shares are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send to the holder thereof a written statement which includes: (1) the name of the corporation and that it is organized under the laws of the State of Georgia; (2) the name of the person to whom the shares are issued; (3) the number and class and designation of the series, if any, of the shares; and (4) any restrictions on the transfer or registration of transfer of such shares."

      RESOLVED, that Article V, Section 2 of the Bylaws of the Company be redesignated as Article V, Section 3 and that the following phrase be added at the end of the first sentence of said section:


      ", if a certificate representing such shares shall have been issued."


      RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to prepare a restatement of the Company's Bylaws reflecting the foregoing amendments and to take such other actions as they may deem necessary or appropriate in order to effectuate fully the foregoing resolutions.








                                     -2-

                                                      Adopted September 15, 1993

                                     BYLAWS
                                       OF
                           LDDS COMMUNICATIONS, INC.

                            (a Georgia Corporation)


                    -------------------------------------


                                   ARTICLE I

                                    OFFICES

                          The principal office of the corporation shall be
located in Jackson, Mississippi. The principal books of the corporation shall be kept at such principal office, with necessary books and records being kept at such other place or places as the Board of Directors may from time to time determine. The registered office of the corporation required by the Georgia Business Corporation Code shall be located within the State of Georgia. The corporation may have such other offices, either within or without the State of Georgia, as the Board of Directors may designate or as the business of the corporation may require from time to time.


                                   ARTICLE II

                                  SHAREHOLDERS

                          Section 1.  Annual Meeting.  The annual meeting of
the shareholders shall be held on the date and time fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

                          Section 2.  Special Meetings.  Special meetings of
the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or President, and shall be called by the President at the written request of the holders of not less than forty percent (40%) of all the votes entitled to be cast on any issue to be considered at the meeting, which written request must describe the purpose or purposes for which the special meeting is to be held.

                          Section 3.  Place of Meeting.  Meetings of the
shareholders shall be held at such place as may be designated by the Board of Directors and stated in the notice of meeting.

                          Section 4.  Notice of Meeting.  Written notice
stating the place, date and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) days or more than sixty
(60) days before the date of the meeting.

                          Section 5.  Record Date.  In order that the
corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting or action. If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders, and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day which the Board of Directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors is required to fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                          Section 6.  Voting Record.  The officer or agent
having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged by voting group in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open beginning two (2) business days after notice of the meeting through the meeting at the corporation's principal office. Upon written demand of a shareholder, such record shall be subject to inspection by the shareholder during regular business hours during such time. Such record may also be copied by any shareholder, at his expense, if such shareholder does so in good faith, for a proper purpose and in compliance with statutory requirements.

                          Section 7.  Quorum.  The holders of shares entitled
to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the Articles of Incorporation or the Georgia Business Corporation Code, as amended from time to time, provides otherwise, the holders of a majority of the votes entitled to be cast on a matter by the voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting, unless a new record date is or must be set for an adjournment of such meeting.

                          Section 8.  Proxies.  At all meetings of
shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

                          Section 9. Voting of Shares.  Directors shall be
elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on all other matters shall be approved if the votes cast in favor of the action exceed the votes cast in opposition to such action, unless otherwise provided by law or the Articles of Incorporation. If two or more groups are entitled to vote separately on a matter, action on a matter is taken only when approved by each voting group. Each outstanding share of the capital stock having voting power shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders; provided, however, that the preferred stock of the corporation outstanding, if any, shall have such voting rights as granted to such shares of preferred stock in or pursuant to the corporation's Articles of Incorporation.

                          Section 10.  Adjournment.  When a meeting of
shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment; provided, however, that if a new record date is or must be fixed under the Georgia Business Corporation Code, as amended from time to time, or these Bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date. At the adjourned meeting the shareholders may transact any business which might have been transacted had a quorum been present at the time originally designated for the meeting.


                                 ARTICLE III

                             BOARD OF DIRECTORS

                          Section 1.  General Powers.  The powers of the
corporation shall be exercised, its business conducted and managed, and its property controlled under the direction of the Board of Directors.

                          Section 2.  Number, Tenure and Qualifications.  The
number of directors of the corporation shall be not less than three (3); the number thereof to be determined from time to time by the Board of Directors; provided, however, that if the holders of Series 1 Preferred Stock shall be entitled, voting as a separate class, to elect one or more directors in accordance with the voting provisions set forth in Exhibit A of the Articles of Incorporation, no increase in the number of directors shall be effected by the Board of Directors except (i) as permitted in said Exhibit A, or (ii) with the consent or approval of the holders of not less than a majority of the then outstanding shares of Series 1 Preferred Stock. Each director shall hold office until the next annual meeting of shareholders following his election or appointment and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death. A director need not be a resident of the State of Georgia or a shareholder of the corporation.

                          Section 3.  Nomination.  Nominations for the election
of directors at an annual meeting of shareholders will be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors at the meeting. Shareholders entitled to vote in such election may nominate one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting.
Such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                          Section 4.  Regular Meetings.  A regular meeting of
the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

                          Section 5.  Special Meetings.  Special meetings of
the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors so called.

                          Section 6.  Chairman of the Board.  The Chairman of
the Board shall be chosen from among the members of the Board of Directors. If requested to do so, the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders. The Chairman of the Board shall perform such other duties as from time to time may be assigned by the Board of Directors.

                          Section 7.  Telephonic Meetings.  Meetings of the
Board of Directors may be conducted by conference telephone or similar communications equipment by means of which all person participating can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

                          Section 8.  Notice of Meeting.  Notice of any special
meeting shall be given at least one (1) day prior thereto. Notice is not required prior to any regular meeting of the Board of Directors. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                          Section 9.  Adjournment.  When a meeting of the Board
of Directors is adjourned to another time or place, notice need not be given of the adjourned meeting if the new time and place are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one adjournment. At the adjourned meeting the Board of Directors may transact any business which might have been transacted had a quorum been present at the time originally designated for the meeting.

                          Section 10.  Quorum and Voting.  A quorum of the
Board of Directors consists of a majority of the number of directors fixed pursuant to these Bylaws. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise may be specifically provided by law, by the Articles of Incorporation or by these Bylaws.

                          Section 11.  Action without a Meeting.  Any action
required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all members of the Board consent thereto in writing, setting forth the action so taken, and there is an affirmative vote of the number of directors which would be necessary to authorize or take such action at a meeting, evidenced in writing. The writing or writings are to be filed with the minutes of the proceedings of the Board.

                          Section 12.  Vacancies.  Any vacancy occurring on the
Board of Directors created by an increase in the number of directors by action of the shareholders shall be filled by the shareholders in the same manner as at an annual election. The Board of Directors shall fill any vacancy occurring on the Board created by an increase in the number of directors by action of the Board or the removal or resignation of a director as set forth in Sections 14 and 15 of this Article III, except such vacancy shall be filled pursuant to the Articles of Incorporation to the extent the Articles of Incorporation provide that a class of shareholders may fill a vacancy created by the removal or resignation of a director elected by that class. A director elected to fill a vacancy shall hold office for the unexpired term of his predecessor.

                          Section 13.  Compensation.  By resolution of the
Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both, payable in cash or securities of the corporation. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                          Section 14.  Removal.  Any or all of the directors
may be removed with or without cause by majority vote of the shares represented at a meeting of the shareholders at which a quorum is present.

                          Section 15.  Resignation.  A director may resign at
any time by delivering written notice to the corporation, the Chairman of the Board, the Board of Directors or the President. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

                                 ARTICLE IV

                                  OFFICERS

                          Section 1.  Number.  The officers of the corporation
shall be a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board may also elect or appoint a Chairman of the Board, one or more Vice Presidents (with or without a modified title such as "Senior," "Executive," or "Assistant"), an Assistant Secretary, a Treasurer, an Assistant Treasurer and such other officers and assistant officers as may be deemed necessary. One person may hold any number of such offices, except the President may not hold the office of Senior Vice President, Vice President, Secretary or Assistant Secretary, and the Secretary and Treasurer shall not hold the office of Assistant Secretary and Assistant Treasurer, respectively.

                          Section 2.  Election and Term of Office.  The
officers of the corporation shall be elected from time to time by the Board of Directors, as it deems advisable. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

                          Section 3.  Removal.  The Board of Directors may
remove any officer or agent of the corporation at any time with or without cause. Removal of an officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

                          Section 4.  Resignation.  Any officer may resign at
any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

                          Section 5.  Vacancies.  A vacancy in any office
because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. In the event of an absence of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board may delegate for the time being the powers or duties, or any of them, of such officer to any other officer or director, in connection with these Bylaws.

                          Section 6.  Salaries.  The salaries of the officers
shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                          Section 7.  President.  The President shall be the
chief executive officer of the corporation and, subject to the control of the Board of Directors, shall be primarily responsible for the general management of the business affairs of the corporation and for implementing the policies and directives of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have authority to make contracts on behalf of the corporation in the ordinary course of business of the corporation, shall preside at all meetings of the Board of Directors and shareholders if requested to do so and shall perform such other duties as from time to time may be assigned by the Board of Directors.

                          Section 8.  The Vice Presidents.  The Vice Presidents
shall assist the President in the management of the business. During the absence or disability of the President, the Vice Presidents in the order designated by the President or the Board of Directors, or in the absence of any designation, then in the order of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President.

                          Section 9.  The Secretary.  The Secretary shall: (a)
keep the minutes of the proceedings of the shareholders, the Board of Directors and the standing committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign, with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

                          Section 10.  The Treasurer.  The Treasurer shall be
the chief financial officer of the corporation and shall have custody of all valuables. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the corporation's account(s); and
(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President.

                          Section 11.  Assistant Secretaries and Assistant
Treasurers. The Assistant Secretaries may sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or the President.

                                  ARTICLE V

                 CERTIFICATES FOR SHARES AND THEIR TRANSFER

                          Section 1.  Certificates for Shares.  Shares may be
issued by the corporation by the delivery of certificates representing such shares and in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or an Assistant Secretary. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees.
Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the President or the Board of Directors may prescribe.

                          Section 2.  Transfer of Shares.  Transfers of shares
of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of his authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or a transfer agent or registrar, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


                                 ARTICLE VI

                                 FISCAL YEAR

                          The fiscal year of the corporation shall be
determined and fixed by the Board of Directors.


                                  ARTICLE VII

                                 CORPORATE SEAL

                          The Board of Directors of the corporation may adopt a
corporate seal for the corporation and when so adopted and impressed on the margin hereof or the margin of the minutes of the meeting at which the seal is adopted, the same shall be and constitute the corporate seal of this corporation, but unless and until such action be taken by the Board of Directors, this corporation shall have no corporate seal. In the event that no corporate seal is adopted, or if it is inconvenient to use such seal at any time, the signature of the corporation followed by the word

"Seal" enclosed in parentheses shall be deemed the seal of the corporation, but the absence of such seal on any instrument, or its addition thereto, shall not affect its character or validity or legal effect in any respect.


                                ARTICLE VIII

                              WAIVER OF NOTICE

                          Whenever any notice is required to be given to any
shareholder or director of the corporation pursuant to law or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice delivered to the corporation and filed in the corporation's minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. A shareholder's or director's attendance at, or participation in, a meeting shall constitute waiver of notice and consent to the consideration of matters not described in any notice as set forth in the Georgia Business Corporation Code, as amended from time to time. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or directors is required to be specified in any waiver of notice.


                                   ARTICLE IX

                                   COMMITTEES

                          Section 1.  Appointment.  The Board of Directors, by
resolution adopted by a majority of all the directors in office when the action is taken, may designate one or more of its members to constitute a committee. The designation of a committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disabled member at any meeting of the committee.

                          Section 2.  Tenure.  The members of a committee serve
at the pleasure of the Board of Directors, which may at any time, for any or no reason, remove any individual committee member, increase or decrease the number of members of a committee, or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his removal, resignation or death. The Board of Directors may fill any vacancy on a committee created by removal, resignation, death or an increase in the number of members of the committee.

                          Section 3.  Authority.  All duly delegated committees
may exercise such power and authority in the management of the business and affairs of the corporation as specified by resolution of the Board of Directors and to the extent allowed by applicable law, the Articles of Incorporation and these Bylaws and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

                          Section 4.  Executive Committee.  The Board of
Directors may appoint an Executive Committee which, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors regarding the supervision of the management of the business and affairs of the corporation. The Executive Committee shall be chaired by the President of the corporation.


                                  ARTICLE X

                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

                          Section 1.  Indemnification for Third Party Actions.
Under the circumstances prescribed in Sections 3 and 4 of this Article, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                          Section 2.  Indemnification for Derivative Actions.
Under the circumstances prescribed in Sections 3 and 4 of this Article, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he believed in good faith to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.





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
                          Section 3.  Indemnification for Expenses.  To the
extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                          Section 4.  Determination as to Indemnification.
Except as provided in Section 3 of this Article and except as may be ordered by a court, any indemnification under Sections 1 and 2 of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if a quorum cannot be obtained under paragraph (1) of this subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding; (3) by special legal counsel (A) selected by the Board of Directors or a committee thereof in the manner prescribed in paragraph (1) or (2) of this subsection, or (B) if a quorum of the Board of Directors cannot be obtained under paragraph (1) of this subsection and a committee cannot be designated under paragraph (2) of this subsection, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. The obligation to indemnify and the evaluation as to reasonableness of expenses shall be made in the same manner as the determination whether indemnification is proper is made, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses also shall be made by such special legal counsel.

                          Section 5.  Advancement of Expenses.  Reasonable
expenses incurred by a director, officer, employee or agent who is a party to a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of (1) a written affirmation from the director, officer, employee or agent of his good faith belief that he has met the standard of conduct set forth in Sections 1 and 2 of this Article, and (2) a written undertaking, executed personally or on behalf of such director, officer, employee or agent, to repay any advances if it ultimately shall be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

                          Section 6.  Indemnification not Exclusive.  The
indemnification provided by this Article shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any Bylaw or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such Bylaw or resolution would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity while holding such office or position, and as to action by a person who has ceased to be





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
a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                          Section 7.  Insurance.  The corporation may purchase
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                          Section 8.  Statement to Shareholders.  If and as
required by the Georgia Business Corporation Code, as amended from time to time, the corporation shall send to its shareholders a statement regarding expenses or other amounts paid by way of indemnification.


                                 ARTICLE XI

                                 AMENDMENTS

                          The Bylaws of the corporation may be altered, amended
or repealed, and new Bylaws may be adopted, by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, the notice of such meeting shall specify that amendments to the Bylaws will be considered at such meeting and shall summarize the proposed amendments; and provided further, that the Bylaws may not be altered, amended or repealed by the Board of Directors to the extent: (1) the Articles of Incorporation or applicable law reserve the power to alter, amend or repeal a particular Bylaw exclusively to the shareholders, in whole or in part; or (2) the shareholders in altering, amending or repealing a particular Bylaw provide expressly that the Board of Directors may not alter, amend or repeal that Bylaw.


                                 ARTICLE XII

                          ARTICLES OF INCORPORATION

                          In the event that any provision of these Bylaws is
inconsistent or in conflict with any provision contained in the corporation's Articles of Incorporation (including any amendment thereto setting forth the preferences, limitations and rights of any series or class of the corporation's preferred stock) the provision contained in the Articles of Incorporation shall govern.





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